Exhibit 10.48

Summary Translation of Industrial Product Purchasing Agreement

Buyer: Southwest Oil Gas Company of SINOPEC

Supplier: Jining ENI Energy Technology Co., Ltd.

Contract number: GX2008-690

Signing date: 18th of December, 2008

Total sum: RMB1,872,000 (tax not included), with tax: RMB2,190,240

Signing place: Urumchi

Product: Content gauge, fire system information modeling. PT Pressure transmitter

Delivery date: Before 18th of February, 2009

ENI has not yet collected full payment or issued an invoice but has recognized this amount as income for 2008.